As filed with the United States Securities and Exchange Commission on January 28, 2021

Registration No. 333-236969

Registration No. 333-236964

Registration No. 333-225965

Registration No. 333-225288

Registration No. 333-211540

Registration No. 333-211539

Registration No. 333-208059

Registration No. 333-196151

Registration No. 333-182825

Registration No. 333-182202

Registration No. 333-159349

Registration No. 333-125356

Registration No. 333-62066-99

Registration No. 333-27329-99

Registration No. 033-66072-99

Registration No. 033-66070-99

Registration No. 033-28390-99

Registration No. 333-45536-99

Registration No. 333-33343-99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-236969

FORM S-8 REGISTRATION STATEMENT NO. 333-236964

FORM S-8 REGISTRATION STATEMENT NO. 333-225965

FORM S-8 REGISTRATION STATEMENT NO. 333-225288

FORM S-8 REGISTRATION STATEMENT NO. 333-211540

FORM S-8 REGISTRATION STATEMENT NO. 333-211539

FORM S-8 REGISTRATION STATEMENT NO. 333-208059

FORM S-8 REGISTRATION STATEMENT NO. 333-196151

FORM S-8 REGISTRATION STATEMENT NO. 333-182825

FORM S-8 REGISTRATION STATEMENT NO. 333-182202

FORM S-8 REGISTRATION STATEMENT NO. 333-159349

FORM S-8 REGISTRATION STATEMENT NO. 333-125356

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-62066-99

FORM S-8 REGISTRATION STATEMENT NO. 333-27329-99

FORM S-8 REGISTRATION STATEMENT NO. 033-66072-99

FORM S-8 REGISTRATION STATEMENT NO. 033-66070-99

FORM S-8 REGISTRATION STATEMENT NO. 033-28390-99

FORM S-8 REGISTRATION STATEMENT NO. 333-45536-99

FORM S-8 REGISTRATION STATEMENT NO. 333-33343-99

UNDER

THE SECURITIES ACT OF 1933

OLD COPPER COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0037077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of Principal Executive Offices)	(Zip Code)

J.C. Penney Company, Inc. 2020 Equity Inducement Plan

J. C. Penney Company, Inc. 2019 Long-Term Incentive Plan

J. C. Penney Corporation, Inc. Safe Harbor 401(k) Plan

J. C. Penney Company, Inc. 2018 Long-Term Incentive Plan

J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan

J. C. Penney Company, Inc. 2016 Employee Stock Purchase Plan

J. C. Penney Company, Inc. Long-Term Equity Inducement Award Plan

J. C. Penney Company, Inc. 2014 Long-Term Incentive Plan

J. C. Penney Company, Inc. 2014 Equity Inducement Award Plan

J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan

Equity Inducement Award Plan

J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan

J. C. Penney Company, Inc. 2005 Equity Compensation Plan

J. C. Penney Company, Inc. 2001 Equity Compensation Plan

J. C. Penney Company, Inc. 1997 Equity Compensation Plan

J. C. Penney Company, Inc. 1993 Equity Compensation Plan

J. C. Penney Company, Inc. 1993 Non-Associate Directors’ Equity Plan

J. C. Penney Company, Inc. 1989 Equity Compensation Plan

J. C. Penney Company, Inc. 2000 New Associate Equity Plan

J. C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan

(Full title of the plan)

Alan Carr

Chief Restructuring Officer and Vice President

Old COPPER Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

(Name and address of agent for service)

(972) 431-1000

(Telephone number, including area code, of agent for service)

Copy to:

Lanchi Huynh

Kirkland & Ellis LLP

1601 Elm Street

Dallas, Texas 75201

(214) 972-1673

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Old COPPER Company, Inc. (f/k/a J. C. Penney Company, Inc.) (the “Company”) to deregister all securities unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission:

1.

Registration Statement No. 333-236969, filed on March 6, 2020, registering 7,000,000 shares of common stock of 50 cents par value of the Company (“common stock”) under the J. C. Penney Company, Inc. 2020 Equity Inducement Plan;

2.	Registration Statement No. 333-236964, filed on March 6, 2020, registering 28,650,000 shares of common stock under the J. C. Penney Company, Inc. 2019 Long-Term Incentive Plan;

3.	Registration Statement No. 333-225965, filed on June 28, 2018, registering 10,000,000 shares of common stock under the J. C. Penney Corporation, Inc. Safe Harbor 401(k) Plan;

4.	Registration Statement No. 333-225288, filed on May 30, 2018, registering 28,100,000 shares of common stock under the J. C. Penney Company, Inc. 2018 Long-Term Incentive Plan;

5.	Registration Statement No. 333-211540, filed on May 23, 2016, registering 19,600,000 shares of common stock under the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan;

6.	Registration Statement No. 333-211539, filed on May 23, 2016, registering 15,000,000 shares of common stock under the J. C. Penney Company, Inc. 2016 Employee Stock Purchase Plan;

7.	Registration Statement No. 333-208059, filed on November 16, 2015, registering 2,216,116 shares of common stock under the J. C. Penney Company, Inc. Long-Term Equity Inducement Award Plan;

8.

Registration Statement No. 333-196151, filed on May 21, 2014, registering 32,750,000 shares of common stock under the J. C. Penney Company, Inc. 2014 Long-Term Incentive Plan and the J. C. Penney Company, Inc. 2014 Equity Inducement Award Plan;

9.	Registration Statement No. 333-182825, filed on July 24, 2012, registering 7,000,000 shares of common stock under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan;

10.	Registration Statement No. 333-182202, filed on June 18, 2012, registering 6,100,000 shares of common stock under the Equity Inducement Award Plan;

11.	Registration Statement No. 333-159349, filed on May 19, 2009, registering 13,100,000 shares of common stock under the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan;

12.	Registration Statement No. 333-125356, filed on May 31, 2005, registering 17,200,000 shares of common stock under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan;

13.	Registration Statement No. 333-62066-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. 2001 Equity Compensation Plan;

14.	Registration Statement No. 333-27329-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. 1997 Equity Compensation Plan;

15.	Registration Statement No. 033-66072-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. 1993 Equity Compensation Plan;

16.	Registration Statement No. 033-66070-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. 1993 Non-Associate Directors’ Equity Plan;

17.	Registration Statement No. 033-28390-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. 1989 Equity Compensation Plan;

18.	Registration Statement No. 333-45536-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. 2000 New Associate Equity Plan; and

19.	Registration Statement No. 333-33343-99, filed on January 28, 2002, with respect to securities under the J. C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan.

On May 15, 2020, the Company and certain of its subsidiaries commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: J. C. Penney Company, Inc., et al., Case No. 20-20182 (DRJ). On December 16, 2020, the Bankruptcy Court entered the Amended Order Approving the Disclosure Statement for, and Confirming, the Amended Joint Chapter 11 Plan of Reorganization of J. C. Penney Company, Inc. and Its Debtor Affiliates [Docket No. 2190].

As a result of the Chapter 11 cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of these Post-Effective Amendments the securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Plano, State of Texas, on January 28, 2021.

OLD COPPER COMPANY, INC.

By:	/s/ Alan Carr
Alan Carr
Chief Restructuring Officer and Vice President